Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement of FVCBankcorp, Inc. on Form S-1 of our report dated March 28, 2018 on the consolidated financial statements of Colombo Bank and its subsidiary and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ ROWLES & COMPANY, LLP

Baltimore, Maryland
August 20, 2018